Exhibit 10.3
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely be competitively harmful if publicly disclosed.

AMENDMENT NO. 1 TO
AMENDED AND RESTATED COMMERCIAL SUPPLY AGREEMENT
(Amantadine HCl extended release capsules)
This Amendment No. 1 (this “Amendment”) is effective as of June 27, 2019 (“Amendment Effective Date”), by and between Adamas Pharma, LLC, a Delaware limited liability company, with a place of business at 1900 Powell St., Suite 1000, Emeryville, CA 94608 (“Client”), and Catalent Pharma Solutions, LLC, a Delaware limited liability company, with a place of business at 14 Schoolhouse Road, Somerset, New Jersey 08873, USA (“Catalent”).
RECITALS
A.Client and Catalent have entered into an Amended and Restated Commercial Supply Agreement, effective as of February 16, 2017, as amended, and including the Notice of Assignment dated July 20, 2017 (collectively the “Amended and Restated Agreement”).
B.The Parties now desire to amend certain terms of the Amended and Restated Agreement pursuant to Section 18.1 of the Amended and Restated Agreement.
NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth below, the parties agree as follows:
1.    Attachment B: Attachment B shall be revised per the amended Attachment B hereto, which shall be made part hereof, of the Amended and Restated Agreement. More specifically:

(i)	Amantadine HCl Specifications shall be updated.

(ii)
[*] shall be added to the list of Client-Supplied Materials (as such term is defined in Section 1.17 of the Amended and Restated Agreement). Accordingly, it shall be removed from the list of Raw Materials.

(iii)	The list of Raw Materials (and sourcing Party for each) shall be updated.

2.    Attachment C: Attachment C shall be revised per the Amended Attachment C hereto, which shall be made part hereof of the Amended and Restated Agreement. More specifically:

(i)	The Commercial Manufacturing Pricing for the [*] shall be revised.

(ii)	Campaign sizes in sections A and B adjusted to align with pricing assumptions.

(iii)	Yield averages for the [*] shall be updated to reflect actual value following process validation. Accordingly, the following sentence shall be deleted:

“Yields will be determined after process validation. This Attachment C will be updated after process validation at [*], based on actual yields from the process.”

(iv)	The third line item which reads “Pricing excludes the cost of API” shall be replaced with the following sentence: “Pricing excludes the cost of API and [*].

(v)	The Minimum Requirements shall be revised per the amended Attachment C attached hereto.

[*]

Client additionally agrees to [*] during the term of this Agreement.

3.    Contract Year. The definition for “Contract Year” will be modified to read as follows:

"Contract Year" means a consecutive 12-month period, computed as follows:

(i)	For Contract Year 1, starting from the Restatement Effective Date and ending after the 12-month period beginning on the Commencement Date;

(ii)	Beginning with Contract Year 2, the 12-month period beginning at the conclusion of Contract Year 1 and ending on the second December 31 thereafter; and,

(iii)	Thereafter, each consecutive twelve (12) month period beginning on January 1 and ending on December 31 (“Contract Year 3”, “Contract Year 4”, etc.).

4.    Client Address Change. Client’s mailing address set forth in the preamble and in Article 17 of the Amended and Restated Agreement is amended to read as follows:

Adamas Pharmaceuticals, Inc.
1900 Powell Street, Suite 1000
Emeryville, CA 94608

5.    Other Terms. Except as expressly amended herein, all other terms and conditions of the Amended and Restated Agreement will remain in full force and effect. In the event of any conflict between this Amendment and the Amended and Restated Agreement, the terms of this Amendment will control.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Amendment effective as of the Amendment Effective Date.

CATALENT PHARMA SOLUTIONS, LLC		ADAMAS PHARMA, LLC

By:	/s/Michael J. Valazza	By:	/s/Jennifer Rhodes
Name:	Michael J. Valazza	Name:	Jennifer Rhodes
Title:	Vice President, Business Development	Title:	General Counsel

LIST OF AMENDED ATTACHMENTS

Attachment B: Specifications

I.	Client-supplied Materials (and associated specifications)

II.	Raw Materials (and associated specifications) and Qualified Vendor List

III.	Product Specifications (including Batch size)

Attachment C: Unit Pricing, Fees and Minimum Requirement

ATTACHMENT B

SPECIFICATIONS

I.    Client-Supplied Materials (and associated specifications)

II.    Raw Materials (and associated specifications and approved vendor lists)

III.    Product Specifications

[*] (12 pages omitted)

ATTACHMENT C

UNIT/BATCH PRICING, FEES, AND MINIMUM REQUIREMENT

[*] (6 pages omitted)